Exhibit 10(a)65

               EXECUTIVE ANNUAL INCENTIVE PLAN


I.   PURPOSE

     The objective of this Plan is to provide an incentive to executive employees of Entergy Corporation or any System Company based on the achievement of annual
     System, Business Unit and/or individual Performance
     Goals.

II.  DEFINITIONS

     The terms defined in this Section II shall, for all purposes of this Plan, have the meanings herein specified, unless the context expressly, or by necessary implication requires otherwise:

     A.Award: The actual dollar amount paid to a Participant.

     B.Board: The Board of Directors of Entergy
       Corporation.

     C.Business Unit: A System Company, division or department thereof, or any combination of System
       Companies, divisions or departments thereof.

     D.Code: The Internal Revenue Code of 1986, as amended.
       Reference in the Plan to any section of the Code shall be deemed to include any amendment or successor provisions to such section and any regulation under such section.

     E.Committee: The Personnel Committee of the Board or such other committee as determined by the Board which shall be comprised solely of two or more outside Directors of the Company within the meaning of Section 162(m) of the Code who are also non-employee Directors within the meaning of Rule 16b-3.

     F.Covered Participant: A Participant who is a "covered employee" as defined in Section 162(m)(3) of the Code, and the regulations promulgated thereunder, or who the Committee believes will be such a covered employee for a Plan Year, and who the Committee believes will have remuneration in excess of $1,000,000 for the applicable period, as provided in
       Section 162(m) of the Code.

     G.Director: An individual elected to the Board by the shareholders of the Company.

     H.Entergy Corporation: Entergy Corporation and any successor of such corporation.

     I.Participant: An executive employee of a System
       Company approved for participation by the Committee.

     J.Performance Goals: The goals which are established by the Committee against which performance will be measured.

     K.Plan: This Executive Annual Incentive Plan, as originally adopted, or if amended or supplemented, as so amended or supplemented.

     L.Plan Year: The calendar year.

     M.Rule 16b-3: Securities and Exchange Commission Rule
       16b-3 promulgated under the Securities Exchange Act of 1934, as amended, as such may be amended from time to time, and any successor, rule, regulation or statute fulfilling the same or similar function.

     N.System: The group of corporations composed of Entergy Corporation and every System Company, as defined below.

     0.System Company: Entergy Corporation and any corporation 80% or more of whose stock (based on voting power or value) is owned directly or indirectly by Entergy Corporation.

III.  PARTICIPATION

     A.Prior to the commencement of each Plan Year, Participants will be recommended by the Chief
       Executive Officer of Entergy Corporation and approved by the Committee. Participants are to be those executive employees who, in the opinion of the Committee, are responsible for establishing the strategic direction of Entergy Corporation and/or
       Business Units, executing tactical action Plans, or achievement of bottom line results.

     B.Except as provided in Article VII, if due to hiring, or promotion, an employee becomes eligible to participate in the Plan during a Plan Year, then the Committee shall have the discretion to provide during the Plan year that the individual shall be eligible for an Award.

IV.  PERFORMANCE GOALS

     The Committee will establish System, Business Unit and individual Performance Goals for each Plan Year before the beginning of each Plan Year, or, except as provided in Article VII as soon as practicable in such Plan Year.

V.   AWARD DETERMINATION

     The Committee will determine for each Plan Year before the beginning of each Plan Year, or, except as provided in Article VII as soon as practicable in such Plan Year, the method for computing the Award payable to each Participant if the Performance Goals are attained.

VI.  PAYMENT OF AWARDS

     A.Except as otherwise provided in Subsection C below, no Participant shall be vested nor payment of any Awards be made, prior to the end of the applicable
       Plan Year.

     B.As soon as practical following the Plan Year, Awards will be paid in cash unless the Participant has filed a voluntary deferral election in accordance with the administrative guidelines.

     C.Status    changes   shall   be   governed   by    the
       administrative guidelines of the program.

VII. SPECIAL PROVISIONS APPLICABLE TO COVERED PARTICIPANTS

     Awards paid to Covered Participants under this Plan shall also be governed by the conditions of this
     Article VII in addition to the other requirements set forth in this Plan. Should conditions set forth under this Article VII conflict with the other provisions of this Plan, the conditions of this Article VII shall prevail.

     A.The Performance Goals, the objective formula or standards for computing the amount of compensation payable to a Covered Participant if the Performance Goals are attained and the Performance Period shall be established by the Committee in writing prior to the: beginning of the Performance Period, or by such other later date as may be permitted under Section 162(m) of the Code. The "Performance Period" is the period over which the performance of the Participant shall be measured.

     B.The maximum amount of compensation payable to a single Participant pursuant to this Plan for any single Plan Year shall be $2,000,000.00.

     C.The  Performance  Goals may  be  based  upon  or  may
       relate to one or any combination of the following business criteria: EBITDA, EBIT, net income, earnings per share, operating cash flow, cash flow, return on equity, sales, budget achievement, productivity, price of Entergy Corporation stock, market share, total return to shareholder, return on capital, net cash flow, cash available to parent, net operating profit after taxes (NOPAT), economic value added (EVA), expense spending, O&M expense, expense, O&M or capital/kwh, capital spending, gross margin, net margin, market capitalization, market value, debt ratio, equity ratio, return on assets, profit margin, customer growth or customer satisfaction. The Performance Goals may be stated in terms of absolute levels or relative to another company or companies or to an index or indices. The Performance Goals established by the Committee shall be adjusted to reflect capital changes and shall exclude unusual or nonrecurring events, including extraordinary items, changes in accounting principles, discontinued operations, acquisitions, divestitures and material restructuring charges.

     D.The   Performance  Goals  shall  not  allow  for  any
       discretion by the Committee as to an increase in  any
       Award,   but   discretion  to  lower  an   Award   is
       permissible.

     E.The  Award  and payment of any Award under this  Plan
       to a Covered Participant with respect to a relevant Performance Period shall be contingent upon the
       attainment   of  the  Performance  Goals   that   are
       applicable to such Covered Participant. The Committee shall certify in writing prior to payment any such Award that such applicable Performance Goals relating to the Award are satisfied. Approved minutes of the Committee may be used for this purpose.

     F.All Awards to Covered Participants under this Plan shall be further subject to such other conditions, restrictions, and requirements as the Committee may determine to be necessary to carry out the purpose of this Article VII.

VIII.ADMINISTRATION

     A.The Plan shall be administered by the Committee, which, in addition to the other powers set forth herein, shall have the full power, subject to, and within the limits of the Plan, to:

       1. Make, interpret. and approve all rules for the administration of the Plan;

       2. Exercise all powers and perform such acts in connection with the Plan as are deemed necessary or appropriate to promote the best interests of the System.

     B.The Committee may authorize one or more of its members or any officer of Entergy Corporation, to execute and deliver documents on behalf of the Committee.

IX.  ADDITIONAL PROVISIONS

     A.Nothing in this Plan shall be construed as giving an employee any right to remain in the employ of his respective System Company nor any other System
       Company. The receipt of an Award in one Plan Year shall not give a Participant a right to receive and Award for any subsequent Plan Year.

     B.No right or interest of any Participant in the Plan shall be assigned or transferable by the recipient thereof. In the event of a Participant's death, any payment to which the Participant may be entitled shall be made to the Participant's designated beneficiary, or in the absence of such designation, to the Participant's estate.

     C.A System Company shall have the right to deduct from all payments under this Plan any federal, state, and/or local taxes required by law to be withheld with respect to such payments.

     D.The Committee's determinations under the Plan
       (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such payments, the terms and provisions of such payments, and the agreements evidencing same) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

     E.Payments under the Plan shall not constitute earnings for purposes of any retirement plan, unless so specified in such retirement plan.

     F.A System Company shall have no obligation to reserve or otherwise fund in advance any amounts which arc or may in the future become payable under this Plan.
       Any funds, which a System Company acting in its sole discretion determines to reserve for future payments under this plan, may be commingled with other funds of the System Company and need not in any way be segregated from other assets or funds held by the System Company.

     G.As the context of the Plan may require, the singular may be read as the plural and the plural as the singular.

     H.The captions to the articles, sections, and paragraphs, of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

     1.This Plan shall be governed and construed in accordance with the laws of the State of Louisiana.

X.   AMENDMENT AND TERMINATION

     The Committee may amend, suspend, or terminate the Plan or any portion thereof at any time, provided, if exemption from Section 162(m) deduction limits is to be continued, such amendment is made with Board and shareholder approval if shareholder approval is necessary to comply with any tax, regulatory or exchange requirement, including for these purposes, the requirements for the performance-based compensation exception wider Section 162(m) of the Code.

XI.  EFFECTIVE DATE OF PLAN

     The Plan shall be effective with the Plan Year commencing January 1, 1998.